EXHIBIT 99.1

Plug Power Announces Second Quarter 2013 Financial Results

LATHAM, N.Y., Aug. 8, 2013 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today reported its financial results for the second quarter 2013.

In the quarter, Plug Power experienced a renewed customer interest in its business due, in part, to the May 8 announcement of a $6.5 million investment by Air Liquide. Of the $7.5 million in new orders received during the second quarter of 2013, $6.1 million occurred between the date the investment was announced, and the end of the second quarter.

An example of this is Mercedes-Benz's announcement that it would add 123 GenDrive fuel cell units to its fleet in Huntsville, AL, to support a new Mercedes logistics center located adjacent to its manufacturing facilities. This order rate puts the Company on the pace it needs to meet its stated goal of being profitable on an earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDAS) basis by mid-year 2014.

Plug Power business highlights in the second quarter of 2013 include customer shipments to Carters, Sysco Riverside, BMW, and P&G. These sales include significant expansions to existing sites by BMW, and the conversion of forklift trucks at P&G's Mehoopany, PA, site from lead-acid battery to GenDrive fuel cells.

The Sysco Riverside, CA, facility is one of the first Plug Power customers to use an onsite reformer to convert natural gas to hydrogen. The use of onsite reformers opens up a new market segment of smaller distribution facilities where fuel cells can now be used cost effectively. The Company estimates that the use of this technology expands its addressable market in the U.S. by $1 billion USD.

Plug Power is also on-target for the quarter for the material cost for new product shipments, and the Company is projecting that service costs will be significantly reduced by year-end 2013. Continuous improvement in operating costs is another benchmark for achieving breakeven EBITDAS in 2014.

"What is most encouraging about this quarter's sales is realizing the business coming from long-time customers who are both growing their fleets in existing installations and expanding to new facilities. This, plus our recent investment from Air Liquide, are proof points to prospects that GenDrive fuel cells are a superior alternative to lead-acid batteries," said Andy Marsh, CEO of Plug Power. "From an execution perspective, I'm pleased with the progress we're making toward meeting the targets we've set for revenue and for managing our operational costs."

Financial Results

The financial information below consists of preliminary estimates prepared by Plug Power's management and as such may be subject to final adjustment. Therefore, actual results may differ from these estimates. The final financial information will be included in our filing of the Form 10-Q on or before August 14, 2013.

Net loss for the second quarter of 2013 was $9.3 million, or $0.14 per share on a basic and diluted basis. This compares with a net loss of $6.5 million, or $0.17 per share, for the second quarter of 2012.

Total revenue for the second quarter of 2013 was $7.5 million, comprised of $7.1 million for product and service revenue and $0.4 million for research and development (R&D) contract revenue. This compares to total revenue of $7.7 million in the second quarter of 2012, which was comprised of $7.2 million for product and service revenue and $0.5 million for R&D contract revenue.

The Company shipped 246 units during the second quarter of 2013 compared to 388 units in the second quarter of 2012.

Total cost of revenue for the second quarter of 2013 was $9.5 million, comprised of $9.0 million for cost of product and service revenue and $0.5 million for cost of R&D contract revenue. This compares to total cost of revenue of $9.5 million in the second quarter of 2012, which was comprised of $8.7 million for cost of product and service revenue and $0.8 million for cost of R&D contract revenue.

R&D expenses for the second quarter of 2013 were $0.8 million compared with $1.6 million for the second quarter of 2012. Selling, general and administrative (SG&A) expenses were $3.2 million for the second quarter of 2013 compared with $3.6 million for the second quarter of 2012. Additionally, $0.6 million was expensed for amortization of intangible assets during the second quarter of 2013 and 2012.

Cash and Liquidity

Net cash used in operating activities for the second quarter of 2013 was $5.0 million. Plug Power had cash and cash equivalents of $7.4 million and net working capital of $11.1 million at June 30, 2013. This compares to $9.4 million and $6.9 million, respectively, at December 31, 2012.

The accompanying consolidated financial information and reconciliation tables provide additional information on the Company's year-to-date performance as it relates to milestones previously announced.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the second quarter 2013 results. Interested parties are invited to listen to the conference call by calling 877.407.8291.

The webcast can be accessed by going directly to the Plug Power Web site (www.plugpower.com) and selecting the conference call link on the home page. A playback of the call will be available online for a period following the call.

About Plug Power Inc.

The architects of modern fuel cell technology, Plug Power is revolutionizing the industry with cost-effective power solutions that increase productivity, lower operating costs and reduce carbon footprints. Long-standing relationships with industry leaders forged the path for Plug Power's key accounts, including Walmart, Sysco, P&G and Mercedes. With more than 4,000 GenDrive units deployed to material handling customers, accumulating over 12 million hours of runtime, Plug Power manufactures tomorrow's incumbent power solutions today. Additional information about Plug Power is available at www.plugpower.com.

Plug Power Inc. Safe Harbor Statement

This communication contains statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Investors are cautioned not to unduly rely on forward-looking statements because they involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to: the risk that we continue to incur losses and might never achieve or maintain profitability, the risk that we expect we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that we do not have enough cash to fund our operations to profitability and if we are unable to secure additional capital, we may need to reduce and/or cease our operations; the risk that a "going concern" opinion from our auditors, KPMG LLP, could impair our ability to finance its operations through the sale of equity, incurring debt, or other financing alternatives; the recent restructuring plan we adopted may adversely impact management's ability to meet financial reporting requirements; our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue; the risk that pending orders may not convert to purchase orders; the risk that our continued failure to comply with NASDAQ's listing standards may result in our common stock being delisted from the NASDAQ stock market, which may severely limit our ability to raise additional capital; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our GenDrive systems; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to improve system reliability for our GenDrive systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; and other risks and uncertainties discussed under "Item IA—Risk Factors" in Plug Power's annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission ("SEC") on April 1, 2013 and as amended on April 30, 2013 and the reports Plug Power filed from time to time with the SEC. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this communication.

Plug Power Inc.
Financial Highlights

Balance Sheets (Dollars in thousands):
(unaudited)
	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$ 7,411	$ 9,380
Accounts receivable	4,349	4,022
Inventory	8,595	8,550
Prepaid expenses and other current assets	1,952	1,988

Total current assets	22,307	23,940

Restricted cash	750	--
Property, plant and equipment, net	6,092	6,708
Leased property under capital lease, net	2,712	2,970
Note receivable	541	571
Intangible assets, net	3,983	5,271

Total assets	$ 36,385	$ 39,460

Liabilities, Redeemable Preferred Stock, and Stockholders' Equity
Current liabilities:
Borrowings under line of credit	$ --	$ 3,381
Accounts payable	3,312	3,558
Accrued expenses	1,449	3,828
Product warranty reserve	1,566	2,672
Deferred revenue	2,786	2,950
Obligations under capital lease	683	650
Other current liabilities	1,382	--

Total current liabilities	11,178	17,039

Obligations under capital leases	955	1,305
Deferred revenue	6,441	4,362
Common stock warrant liability	4,689	476
Finance obligation	2,523	--
Other liabilities	1,183	1,248

Total liabilities	26,969	24,430

Redeemable preferred stock	2,451	--
Stockholders' equity	6,965	15,030

Total liabilities, redeemable preferred stock, and stockholders' equity	$ 36,385	$ 39,460

Statements of Operations (Dollars in thousands):	Three months ended June 30,		Six months ended June 30,
(unaudited)
	2013	2012	2013	2012
Revenue
Product and service revenue	$ 7,130	$ 7,201	$ 13,174	$ 14,438
Research and development contract revenue	367	458	768	973
Total revenue	7,497	7,659	13,942	15,411

Cost of revenue and expenses
Cost of product and service revenue	8,973	8,643	16,971	17,703
Cost of research and development contract revenue	533	832	1,153	1,599
Research and development expense	824	1,577	1,574	2,804
Selling, general and administrative expense	3,215	3,567	6,097	7,503
Amortization of intangible assets	568	573	1,142	1,149

Operating loss	(6,616)	(7,533)	(12,995)	(15,347)

Interest and other income	41	44	57	91
Change in fair value of warrant liability	(5,833)	1,053	(7,965)	2,292
Interest and other expense	(147)	(43)	(229)	(99)
Gain on sale of equity interest in joint venture	3,235	--	3,235	--

Net loss attributable to the Company	$ (9,320)	$ (6,479)	$ (17,897)	$ (13,063)

Preferred stock dividends declared	(17)	--	(17)	--

Net loss attributable to common shareholders	$ (9,337)	$ (6,479)	$ (17,914)	$ (13,063)

Loss per share: Basic and diluted	$ (0.14)	$ (0.17)	$ (0.31)	$ (0.43)

Weighted average number of common shares outstanding	68,662,067	37,853,358	58,669,943	30,645,479

Plug Power Inc.
Reconciliation of Non-GAAP financial measures

Reconciliation of Reported Net loss to EBITDAS

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Operating loss, as reported	$ (6,616)	$ (7,533)	$ (12,995)	$ (15,347)

Stock based compensation	514	499	1,020	1,023
Depreciation and amortization	968	1,062	2,087	2,124

EBITDAS	$ (5,134)	$ (5,972)	$ (9,888)	$ (12,200)

EBITDAS is defined as operating income (loss), as adjusted for depreciation and amortization expense and charges for equity compensation. EBITDAS is a non-GAAP measure of our financial performance and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Reconciliation of Gross margin percentage to Adjusted gross margin percentage

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Product and service revenues, as reported	$ 7,130	$ 7,201	$ 13,174	$ 14,438

Deferred revenue recognized in the reporting period	(75)	(648)	(545)	(1,578)
Current invoiceable value of shipments, recorded to deferred revenue	49	669	85	2,655

Product and service revenues, as adjusted	$ 7,104	$ 7,222	$ 12,714	$ 15,515

Cost of product and service revenue	$ 8,973	$ 8,643	$ 16,971	$ 17,703

Gross margin percentage	(25.8%)	(20.0%)	(28.8%)	(22.6%)

Adjusted gross margin percentage	(26.3%)	(19.7%)	(33.5%)	(14.1%)

Gross margin percentage is a financial ratio used to indicate the relationship between cost of product and service revenue and product and service revenue. We use the term adjusted gross margin percentage to refer to product and service revenue, as adjusted, less total cost of product and service revenue as a percentage of product and service revenue, as adjusted. This non-GAAP financial measure allows management to view gross margin percentage as if revenue had been fully recognized upon invoicing. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate short-term and long-term profitability trends.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.

Plug Power Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2013	2012
Cash Flows From Operating Activities:
Net loss	$ (17,897)	$ (13,063)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	945	975
Amortization of intangible asset	1,142	1,149
(Gain) loss on disposal of property, plant and equipment	(56)	58
Stock-based compensation	1,020	1,023
Gain on sale of equity interest in joint venture	(3,235)	--
Change in fair value of warrant liability	7,965	(2,292)
Changes in assets and liabilities that provide (use) cash:
Accounts receivable	(327)	2,263
Inventory	(45)	843
Prepaid expenses and other current assets	36	712
Note receivable	30	(600)
Accounts payable, accrued expenses, product warranty reserve and other liabilities	(2,425)	(1,033)
Deferred revenue	1,914	1,558
Net cash used in operating activities	(10,933)	(8,407)

Cash Flows From Investing Activities:
Proceeds from sale of equity interest in joint venture	3,235	--
Purchase of property, plant and equipment	(71)	(41)
Proceeds from disposal of property, plant and equipment	57	58
Net cash provided by investing activities	3,221	17

Cash Flows From Financing Activities:
Restricted cash	(750)	--
Proceeds from exercise of warrants	2,849	--
Proceeds from issuance of preferred stock	2,595	--
Preferred stock issuance costs	(144)	--
Proceeds from issuance of common stock and warrants	3,257	17,192
Stock issuance costs	(943)	(1,402)
Repayment from borrowings under line of credit	(3,381)	(5,405)
Proceeds from finance obligation	2,600	--
Principal payments on obligations under capital lease and finance obligation	(338)	--
Net cash provided by financing activities	5,745	10,385

Effect of exchange rate changes on cash	(2)	(1)
(Decrease) increase in cash and cash equivalents	(1,969)	1,994
Cash and cash equivalents, beginning of period	9,380	13,857

Cash and cash equivalents, end of period	$ 7,411	$ 15,851
CONTACT: Media & Investor Relations Contact:
         Gerard L. Conway, Jr.
         Plug Power Inc.
         Phone: (518) 782-7700
         investors@plugpower.com